                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------
                                    FORM 8-K

                               -----------------
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                NOVEMBER 9, 2007
                Date of Report (Date of Earliest Event Reported)

                                -----------------

                           ASI TECHNOLOGY CORPORATION
               (Exact Name of Registrant as Specified in Charter)
                                -----------------

          NEVADA                         0-6428                 88-0105586
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
     of Incorporation)                                       Identification No.)

980 AMERICAN PACIFIC DRIVE, #111, HENDERSON, NV                    89014
  (Address of Principal Executive Offices)                      (Zip Code)


       Registrant's Telephone Number, Including Area Code: (702) 734-1888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 8, 2007 the Company's wholly-owned subsidiary (ASI Capital Corporation) received the consent of the primary landlord and for a sublease agreement dated October 11, 2007 and with a lease term effective as of June 1, 2007. The sublease agreement between the Company and Joseph L. Lamarca and related party Jerry E. Polis ("Sublessors") is for the lease of 3,747 square feet of office space at 9121 West Russell Road, Suite 110, Las Vegas, Nevada. Mr. Polis is the Company's Chairman and President.

The sublease relates to a portion of space leased by Messrs. Lamarca and Polis ("Sublessors") from an unaffiliated primary landlord dated October 30, 2006 and became effective upon the subsidiary's occupancy of a portion of such leased space as of June 1, 2007. The initial monthly lease payment is $7,869 per month subject to future adjustment for common area and other expenses. The sublease rate is the same rate per square foot, subject to adjustment, as charged by the primary landlord. The subsidiary is not obligated to reimburse the Sublessors for any rents incurred prior to the effective date of the sublease. The Company believes the current lease rate is competitive to that available from independent parties. The sublease term is through March 2012, unless earlier terminated in accordance with the terms of the sublease.

The subsidiary improved the premises covered by the sublease at a capital cost equal to $229,955 and pursuant to the terms of the sublease retained a net improvement allowance paid directly by the primary landlord in cash of $103,424.

A complete copy of the Sublease is filed herewith as Exhibit 99.1 and is incorporated herein by reference [except that we do not intend for any person other than parties to the Sublease to rely upon the representations and warranties contained in the exhibit]. The summary of the transaction set forth herein does not purport to be complete and is qualified in its entirety by reference to such exhibit.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As more fully described in Item 1.01 above, the Company's subsidiary is obligated pursuant to a sublease for office facilities at a current monthly rate of $7,869, subject to future adjustment. Lease payments incurred through September 30, 2007 were $33,540. The following table summarizes future minimum lease payments:

YEAR ENDING SEPTEMBER 30:
     2008                          $  96,080
     2009                          $  99,443
     2010                          $ 102,924
     2011                          $ 106,526
     2012                          $  47,214


The above minimum payments could be subject to certain future common area expense adjustments.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits.

Exhibit
Number         Description of Exhibit

99.1 Sublease dated as of October 11, 2007 between ASI Capital Corporation and Joseph L. Lamarca and Jerry E. Polis

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ASI TECHNOLOGY CORPORATION

Date:  November 9, 2007                 /s/ JERRY E. POLIS
                                        ----------------------------------
                                        Jerry E. Polis
                                        Chairman